UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

Aligos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39617	82-4724808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Corporate Dr., 2nd Floor

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

(800) 466-6059

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALGS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on January 30, 2024, Aligos Therapeutics, Inc. (the “Company”) launched a one-time stock option exchange program (the “Option Exchange”) pursuant to which eligible employees and directors were able to exchange certain outstanding options to purchase shares of the Company’s common stock (“Common Stock”) for new options covering a lesser number of shares of Common Stock (the “Replacement Options”), calculated in accordance with specified exchange ratios. The Company’s directors and executive officers were eligible to participate in the Option Exchange. Employees and directors received one Replacement Option for every 1.4 or 3.4 shares of Common Stock underlying the eligible options surrendered. This “exchange ratio” (1.4-for-1 or 3.4-for-1) was applied on a grant-by-grant basis and varied based on the exercise price of the eligible options.

The Option Exchange expired on February 27, 2024 at 11:59 p.m., Eastern Time. As a result of the Option Exchange, options to purchase an aggregate of 3,880,332 shares of Common Stock were accepted for exchange (representing approximately 93% of the total options eligible for exchange). All surrendered options were cancelled effective as of the completion date of the Option Exchange. On February 28, 2024 (the “Replacement Option Grant Date”), in exchange for the surrendered options, the Company issued Replacement Options to purchase an aggregate of 1,906,153 shares of Common Stock under the Company’s 2020 Incentive Award Plan (the “2020 Plan”). All of the existing stock options that were surrendered by the participants had exercise prices significantly above the recent trading prices of Common Stock.

The following table shows the number of stock options surrendered by each of the Company’s named executive officers and directors and the corresponding grant of Replacement Options in accordance with the terms of the Option Exchange:

Name	Number of Shares Underlying Surrendered Stock Options	Number of Replacement Stock Options
Lawrence M. Blatt, Ph.D.	854,250	421,100
K. Peter Hirth, Ph.D.	15,000	4,411
Bridget Martell, M.A., M.D.	30,000	8,823
Jack B. Nielsen	15,000	4,411
Carole Nuechterlein, J.D.	15,000	4,411
James Scopa	30,000	8,823
Julian A. Symons, D. Phil.	331,250	152,570

The Replacement Options are subject to a new initial one-year vesting period from the Replacement Option Grant Date. Upon the first anniversary of the Replacement Option Grant Date, the portion of the Replacement Option corresponding to the portion of the surrendered option that would have been vested as of such date shall vest, and any remaining unvested portion of the Replacement Option will vest on the same schedule that previously applied to the surrendered option (i.e., in substantially equal installments on the remaining original vesting dates), subject to the holder’s continuous service to the Company through the applicable vesting date. The Replacement Options will be governed by the terms and conditions of the 2020 Plan and the option agreements entered into thereunder. The 2020 Plan and the forms of option agreements used thereunder have been previously filed by the Company with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGOS THERAPEUTICS, INC.

Date: February 28, 2024	By:	/s/ Lesley Ann Calhoun
Lesley Ann Calhoun
Executive Vice President, Chief Financial Officer